EXHIBIT 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: July 21, 2005	Media	Relations:
	Teresa Souza	Steve Busser
	915/543-5823	915/543-5983
Rachelle Williams
915/543-2257

El Paso Electric Announces Second Quarter Financial Results

El Paso Electric (NYSE: EE) today reported a net loss for the quarter ended June 30, 2005, of $4.0 million, or $0.08 basic and diluted loss per share. The net loss for the quarter includes a $12.0 million net of tax, or $0.25 basic and diluted per share, loss on the extinguishment of debt related to the Company’s retirement of its outstanding first mortgage bonds in May 2005. Net income for the same period last year was $7.7 million, or $0.16 basic and diluted earnings per share, which included $1.1 million net of tax, or $0.02 basic and diluted per share, loss on extinguishment of debt.

The decrease in earnings for the quarter ended June 30, 2005, when compared to the quarter ended June 30, 2004, resulted primarily from an $11.0 million net of tax, or $0.23 basic and diluted per share, increase in the loss on the extinguishment of debt which is largely related to the Company’s retirement of its outstanding first mortgage bonds in May 2005. EE used the proceeds from an offering of unsecured debt securities under its effective shelf registration statement, announced May 12, 2005, to fund the transaction. The decrease in earnings also resulted from increased Palo Verde expenses in 2005, increased non-Palo Verde maintenance in 2005, and decreased economy sales and margins in 2005. These decreases were offset by increased retail sales in 2005, decreased taxes other than income taxes in 2005, decreased interest on long-term debt in 2005, and increased investment and interest income in 2005.

“One of our priorities this year for increasing shareholder value was to refinance our first mortgage bonds, and we are pleased to have accomplished this goal,” said Gary Hedrick, President and CEO. “The interest savings from our debt refinancing will provide long-term benefits to our shareholders.”

Year to Date

Net income for the six months ended June 30, 2005, was $0.8 million, or $0.02 basic and diluted earnings per share, compared to net income of $10.6 million, or $0.22 basic and diluted earnings per share for the same period a year ago. The decrease in earnings for the six months ended June 30, 2005, when compared to the same period a year ago resulted primarily from a $9.7 million net of tax, or $0.20 basic and diluted per share,

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

increase in the loss on the extinguishment of debt which is largely related to the Company’s retirement of its outstanding first mortgage bonds in May 2005. The decrease in earnings was also due to increased Palo Verde expenses in 2005, increased non-Palo Verde maintenance expense in 2005, decreased retail sales in 2005, and increased benefits expense in 2005. These decreases in earnings were partially offset by decreased taxes other than income taxes in 2005, decreased interest on long-term debt in 2005, increased investment and interest income in 2005, and decreased insurance expenses in 2005, and increased economy sales margin in 2005.

Stock and Debt Repurchases

Since the inception of the stock repurchase programs in 1999, EE has repurchased 15.3 million shares in total at an aggregate cost of $175.6 million, including commissions. No common stock was repurchased during the second quarter of 2005. EE may continue making purchases of its stock at open market prices and may engage in private transactions, where appropriate.

EE has retired $359.4 million of first mortgage bonds during the second quarter of 2005. EE used the proceeds from an offering of long-term unsecured debt securities to fund the retirement of its first mortgage bonds. Common stock equity as a percentage of capitalization, including current portion of long-term debt and financing obligations, was 45% as of June 30, 2005.

EBITDA

The change in earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) for the quarter and six months ended June 30, 2005, compared to the same periods in 2004, are as follows (in thousands):

	Quarter Ended	Six Months Ended
June 30, 2004	$47,506	$86,771
Changes in:
Loss on extinguishment of debt	(17,686)	(15,580)
Increased Palo Verde expenses	(2,108)	(2,038)
Increased non-Palo Verde maintenance	(1,540)	(1,852)
Increased (decreased) economy sales and/or margin	(1,339)	1,109
Increased transmission and distribution expense	(938)	(943)
Increased benefits expenses	(620)	(1,360)
Increased (decreased) retail base revenues	1,881	(1,628)
Decreased taxes other than income taxes	924	2,045
Increased investment and interest income	572	1,226
Decreased insurance expenses	451	1,152
Other	555	1,078

June 30, 2005	$27,658	$69,980

Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. EBITDA is traditionally defined as earnings before interest, taxes, depreciation and amortization. This non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Earnings Guidance

Today, the Company reported that it was revising its earnings guidance for calendar year 2005, primarily due to the effects of the refinancing of its first mortgage bonds, refinements in the Company’s assumptions regarding retail revenue growth, and utilization of its cash flow. The Company currently estimates that its earnings per share for 2005, including the after-tax $12.0 million loss on extinguishment of debt described above and interest savings related to the debt refinancing, will be $0.60 to $0.80 per share. Excluding the effects of the debt refinancing, the Company currently estimates that its 2005 earnings per share will be $0.80 to $1.00 per share. The Company had previously provided earnings guidance of $0.85 to $1.05 per share (excluding the effects of the debt refinancing).

Conference Call

A conference call to discuss second quarter 2005 earnings and earnings guidance is scheduled for 4 p.m. Eastern Time, Thursday, July 21, 2005. The dial-in number is 800-988-0490 with a passcode of 2005. The conference leader will be Scott Wilson, Senior Vice President, Chief Financial Officer of EE. A replay will run through August 4, 2005. The dial-in number is 866-413-9167, and a passcode is not required for the replay. The conference call will be webcast live on EE’s website found at http://www.epelectric.com and on http://www.streetevents.com and http://www.vcall. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Palo Verde Units 1 and 3 and other costs at Palo Verde; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the FERC investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

El Paso Electric Company’s consolidated results of operations for the quarter ended June 30, 2005 and 2004, are summarized as follows (In thousands except for share data):

	Quarter Ended June 30,
	2005	2004
Operating revenues, net of energy expenses	$113,019	$112,660
Other operating expenses	90,686	86,322
Other income (deductions)	(18,530)	(2,079)
Interest charges	10,236	11,624
Income tax (benefit) expense	(2,471)	4,936

Net income (loss)	$(3,962)	$7,699

Basic earnings (loss) per share	$(0.08)	$0.16

Weighted average number of shares outstanding	47,703,969	47,500,257

Diluted earnings (loss) per share	$(0.08)	$0.16

Weighted average number of shares and dilutive potential shares outstanding	47,703,969	47,966,465

	Quarter Ended June 30,
	2005	2004
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA	$27,658	$47,506
Interest expense	(10,236)	(11,624)
Income tax (expense) benefit	2,471	(4,936)
Other non-cash expenses	6,141	6,209
Change in:
Deferred income taxes	3,935	2,376
Current assets	(46,576)	(29,642)
Current payables and accrued expenses	(2,394)	4,766
Other	16,156	2,873

Cash Flow from Operating Activities	$(2,845)	$17,528

El Paso Electric Company’s consolidated results of operations for the six months ended June 30, 2005 and 2004, are summarized as follows (In thousands except for share data):

	Six Months Ended June 30,
	2005	2004
Operating revenues, net of energy expenses	$216,489	$216,611
Other operating expenses	175,495	171,701
Other income (deductions)	(18,439)	(4,565)
Interest charges	21,255	23,675
Income tax expense	505	6,057

Net income	$795	$10,613

Basic earnings per share	$0.02	$0.22

Weighted average number of shares outstanding	47,555,444	47,475,778

Diluted earnings per share	$0.02	$0.22

Weighted average number of shares and dilutive potential shares outstanding	47,978,035	47,933,383

	Six Months Ended June 30,
	2005	2004
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA	$69,980	$86,771
Interest expense	(21,255)	(23,675)
Income tax expense	(505)	(6,057)
Other non-cash expenses	13,753	12,649
Change in:
Deferred income taxes	1,783	(1,084)
Current assets	(30,737)	(16,760)
Current payables and accrued expenses	(16,311)	7,275
Other	13,856	8,492

Cash Flow from Operating Activities	$30,564	$67,611

El Paso Electric Company’s consolidated results of operations for the twelve months ended June 30, 2005 and 2004, are summarized as follows (In thousands except for share data):

	Twelve Months Ended June 30,
	2005	2004
Operating revenues, net of energy expenses	$447,631	$446,913
Impairment loss on CIS project	—	17,576
Other operating expenses	358,476	339,282
Other income (deductions)	(18,102)	(3,814)
Interest charges	43,856	46,783
Income tax expense	3,646	15,488
Extraordinary item, net of tax (1)	1,802	—

Net income	$25,353	$23,970

Basic earnings per share:
Income before extraordinary item	$0.49	$0.50
Extraordinary item, net	0.04	—

	$0.53	$0.50

Weighted average number of shares outstanding	47,466,183	47,677,134

Diluted earnings per share:
Income before extraordinary item	$0.49	$0.50
Extraordinary item, net	0.04	—

	$0.53	$0.50

Weighted average number of shares and dilutive potential shares outstanding	48,037,571	48,123,497

	Twelve Months Ended June 30,
	2005	2004
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA	$165,424	$194,527 (2)
Interest expense	(43,856)	(46,783)
Income tax expense	(3,646)	(15,488)
Other non-cash expenses	29,181	24,368
Change in:
Deferred income taxes	3,268	11,974
Current assets	(35,925)	(22,200)
Current payables and accrued expenses	(11,587)	(16,213)
Other	4,180	7,279

Cash Flow from Operating Activities	$107,039	$137,464

(1)	Net of income tax expense of $1.0 million.
(2)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization and impairment loss.

Quarter Ended June 30, 2005 and 2004 (In thousands):

	2005	2004	Increase (Decrease)
kWh sales:
Retail:
Residential	486,420	468,486	3.8%
Commercial and industrial, small	553,977	556,515	(0.5)%
Commercial and industrial, large	307,020	315,445	(2.7)%
Sales to public authorities	335,442	323,768	3.6%

Total retail sales	1,682,859	1,664,214	1.1%

Wholesale:
Sales for resale	13,051	13,486	(3.2)%
Economy sales	246,031	431,354	(43.0	)%(1)

Total wholesale sales	259,082	444,840	(41.8)%

Total kWh sales	1,941,941	2,109,054	(7.9)%

Operating revenues:
Base revenues:
Retail:
Residential	$43,462	$41,981	3.5%
Commercial and industrial, small	43,570	43,346	0.5%
Commercial and industrial, large	10,836	11,013	(1.6)%
Sales to public authorities	19,399	19,045	1.9%

Total retail base revenues	117,267	115,385	1.6%
Wholesale:
Sales for resale	507	520	(2.5)%

Total base revenues	117,774	115,905	1.6%

Fuel revenues	56,743	45,070	25.9	%(2)
Economy sales	11,674	18,527	(37.0	)%(3)
Other	3,109	2,704	15.0	%(4)(5)

Total operating revenues	$189,300	$182,206	3.9%

Capital Expenditures	$16,707	$14,354

Cash Interest Payments	$16,900	$12,311

Depreciation and Amortization	$23,855	$23,247

EBITDA	$27,658	$47,506

(1)	Primarily due to decreased available power.
(2)	Primarily due to an increase in recoverable fuel expenses as a result of an increase in the price and volume of natural gas burned.
(3)	Primarily due to decreased available power offset in part by higher prices.
(4)	Represents revenues with no related kWh sales.
(5)	Primarily due to increased transmission revenues.

Six Months Ended June 30, 2005 and 2004 (In thousands):

	2005	2004	Increase (Decrease)
kWh sales:
Retail:
Residential	935,884	936,803	(0.1)%
Commercial and industrial, small	989,467	1,011,363	(2.2)%
Commercial and industrial, large	574,860	618,835	(7.1)%
Sales to public authorities	603,488	602,672	0.1%

Total retail sales	3,103,699	3,169,673	(2.1)%

Wholesale:
Sales for resale	21,216	22,753	(6.8)%
Economy sales	833,142	917,974	(9.2)%

Total wholesale sales	854,358	940,727	(9.2)%

Total kWh sales	3,958,057	4,110,400	(3.7)%

Operating revenues:
Base revenues:
Retail:
Residential	$82,697	$82,152	0.7%
Commercial and industrial, small	78,934	79,447	(0.6)%
Commercial and industrial, large	20,110	21,303	(5.6)%
Sales to public authorities	35,136	35,603	(1.3)%

Total retail base revenues	216,877	218,505	(0.7)%
Wholesale:
Sales for resale	832	912	(8.8)%

Total base revenues	217,709	219,417	(0.8)%

Fuel revenues	86,271	76,344	13.0	%(1)
Economy sales	38,384	37,491	2.4%
Other	6,121	4,806	27.4	%(2)(3)

Total operating revenues	$348,485	$338,058	3.1%

Capital Expenditures	$35,769	$30,010

Cash Interest Payments	$29,004	$25,001

Depreciation and Amortization	$47,425	$46,426

EBITDA	$69,980	$86,771

(1)	Primarily due to an increase in recoverable fuel expenses as a result of an increase in the volume and price of natural gas burned.
(2)	Represents revenues with no related kWh sales.
(3)	Primarily due to increased transmission revenues.

Twelve Months Ended June 30, 2005 and 2004 (In thousands):

	2005	2004	Increase (Decrease)
kWh sales:
Retail:
Residential	1,985,166	1,990,524	(0.3)%
Commercial and industrial, small	2,093,926	2,135,519	(1.9)%
Commercial and industrial, large	1,192,451	1,249,374	(4.6)%
Sales to public authorities	1,243,819	1,253,573	(0.8)%

Total retail sales	6,515,362	6,628,990	(1.7)%

Wholesale:
Sales for resale	39,557	51,301	(22.9	)%(1)
Economy sales	1,753,635	1,805,272	(2.9)%

Total wholesale sales	1,793,192	1,856,573	(3.4)%

Total kWh sales	8,308,554	8,485,563	(2.1)%

Operating revenues:
Base revenues:
Retail:
Residential	$175,297	$175,792	(0.3)%
Commercial and industrial, small	165,247	166,758	(0.9)%
Commercial and industrial, large	41,957	43,687	(4.0)%
Sales to public authorities	72,253	73,676	(1.9)%

Total retail base revenues	454,754	459,913	(1.1)%
Wholesale:
Sales for resale	1,595	2,188	(27.1	)%(1)

Total base revenues	456,349	462,101	(1.2)%

Fuel revenues	170,979	147,138	16.2	%(2)
Economy sales	79,426	73,357	8.3%
Other	12,301	9,840	25.0	%(3)(4)

Total operating revenues	$719,055	$692,436	3.8%

Capital Expenditures	$78,258	$74,355

Cash Interest Payments	$53,395	$49,938

Depreciation and Amortization	$94,371	$90,710

EBITDA	$165,424	$194,527

(1)	Primarily due to the expiration of a 2003 CFE wholesale power contract with no comparable contract in 2004.
(2)	Primarily due to an increase in recoverable fuel expenses as a result of an increase in the volume and price of natural gas burned.
(3)	Primarily due to increased transmission revenues.
(4)	Represents revenues with no related kWh sales.

At June 30, 2005 and 2004 (In thousands, except number of shares and book value per share):

	2005	2004
Cash and Temporary Investments	$9,960	$26,928

Common Stock Equity	$522,145	$505,636
Long-term Notes Payable	397,690	—
Long-term Debt, Net of Current Portion	—	563,071
Financing Obligations, Net of Current Portion	20,120	—

Total Capitalization	$939,955	$1,068,707

Current Portion of Long-Term Debt and Financing Obligations	$213,985	$42,003

Number of Shares	47,947,716	47,590,751

Book Value Per Common Share	$10.89	$10.62

Number of retail customers	337	329